Exhibit 99
First Interstate BancSystem, Inc. Reports Results for
Fourth Quarter and Full Year 2009
For Immediate Release
Contact:	Terrill R. Moore Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5304 terrill.moore@fib.com
HIGHLIGHTS:
•	Net income available to common shareholders of $10.7 million for the quarter and $50.4 million for the year.

•	Diluted earnings per common share of $1.35 for the quarter and $6.37 for the year.

•	Provision for loan losses of $13.5 million for the quarter and $45.3 million for the year.

•	Net charge-offs of $12.2 for the quarter and $29.6 for the year, compared to $9.8 million in fourth quarter 2008 and $12.9 for the year ended December 31, 2008.

•	Allowance for loan losses of $103.0 million or 2.28% of total loans as of December 31, 2009, compared to $87.3 million or 1.83% of total loans as of December 31, 2008.

•	Non-performing assets of $163.1 million, or 2.28% of total assets, as of December 31, 2009.

•	Total deposits of $5.8 billion as of December 31, 2009, an increase of $649.8 million or 12.6%, from December 31, 2008.

•	Net interest income of $63.6 million for the quarter, an increase of $4.1 million, or 6.8%, compared to fourth quarter 2008.

•	Net interest income of $243.1 million for year, an increase of $7.8 million, or 3.3%, compared the same period in 2008.

•	Costs of interest-bearing liabilities of 1.41% for the quarter and 1.63% for the year, a decrease of 75 basis points and 87 basis points from the same periods in 2008.

•	Net interest margin, on a tax equivalent basis, of 4.05% for the quarter and the year, compared to 4.12% for fourth quarter 2008 and 4.25% for the year ended December 31, 2008.

•	Book value per common share of $66.91 as of December 31, 2009, an increase of 7.9% from December 31, 2008.

•	Tangible book value per common share of $42.13 as of December 31, 2009, an increase of 13.6% from December 31, 2008.

•	Common stock dividends of $0.45 per share for the quarter and $2.00 per share for the year.

RESULTS SUMMARY

	Three Months ended
	December 31,		Change
(Unaudited; $ in thousands, except per share data)	2009	2008	Dollars	Percent
Net income	$11,521	$18,052	$(6,531)	-36.2%
Net income available to common stockholders	10,658	17,189	(6,531)	-38.0%
Diluted earnings per common share	1.35	2.13	(0.78)	-36.6%
Dividends per common share	0.45	0.65	(0.20)	-30.8%
Return on average common equity	8.07%	14.31%
Return on average assets	0.65%	1.09%

	Twelve Months ended
	December 31,		Change
	2009	2008	Dollars	Percent
Net income	$53,863	$70,648	$(16,785)	-23.8%
Net income available to common stockholders	50,441	67,301	(16,860)	-25.1%
Diluted earnings per common share	6.37	8.38	(2.01)	-24.0%
Dividends per common share	2.00	2.60	(0.60)	-23.1%
Return on average common equity	9.96%	14.73%
Return on average assets	0.79%	1.12%
First Interstate BancSystem, Inc., parent holding company of First Interstate Bank, reported fourth quarter 2009 net income available to common stockholders of $10.7 million, or $1.35 per diluted share, as compared to $17.2 million, or $2.13 per diluted share for the fourth quarter of 2008. For the twelve months ended December 31, 2009, the Company reported net income available to common stockholders of $50.4 million, or $6.37 per diluted share, as compared to $67.3 million, or $8.38 per diluted share for the twelve months ended December 31, 2008. Return on average common equity was 8.07% in the fourth quarter of 2009 and 9.96% for the full year 2009, compared to 14.31% in the fourth quarter of 2008 and 14.73% for the full year 2008. Return on average assets was 0.65% for the fourth quarter of 2009 and 0.79% for the full year 2009, compared to 1.09% for the fourth quarter of 2008 and 1.12% for the full year 2008.
The Company’s results for 2008 included a one-time, after tax gain of $17.0 million, or $2.11 per diluted common share, from the sale of the Company’s technology services subsidiary in December. Exclusive of this one-time gain, net income available to common stockholders for the three and twelve month periods ended December 31, 2009, increased $10.4 million and $102,000, respectively, from the same periods in 2008.
“First Interstate BancSystem is proud to report that 2009 marks its 22nd consecutive profitable year,” said Lyle R. Knight, President and Chief Executive Officer. “2009 was a difficult year for depositories nationwide, but we at First Interstate have been successful in managing through this economic downturn by focusing on our core earnings and disciplined credit underwriting.”

Balance Sheet
Total assets at December 31, 2009 increased by $509 million or by 7.7% to $7.1 billion, compared to the total assets of $6.6 billion at December 31, 2008.
ASSETS

	At December 31,		Change
(Unaudited; $ in thousands)	2009	2008	Dollars	Percent
Cash and cash equivalents	$623,482	$314,030	$309,452	98.5%
Investment securities	1,446,280	1,072,276	374,004	34.9%

Loans:
Real Estate	2,963,738	3,100,515	(136,777)	-4.4%
Consumer	677,548	669,731	7,817	1.2%
Commercial	750,647	853,798	(103,151)	-12.1%
Agriculture	134,470	145,876	(11,406)	-7.8%
Other	1,601	2,893	(1,292)	-44.7%

Total loans	4,528,004	4,772,813	(244,809)	-5.1%
Less allowance for loan losses	103,030	87,316	15,714	18.0%

Net loans	4,424,974	4,685,497	(260,523)	-5.6%
Other assets	642,917	556,544	86,373	15.5%

Total assets	$7,137,653	$6,628,347	$509,306	7.7%

Loan Portfolio
At December 31, 2009, total loans were $4.5 billion, a decrease of $244.8 million, or 5.1%, from total loans of $4.8 billion at December 31, 2008. The most significant decreases occurred in real estate and commercial loans. Real estate loans decreased $136.8 million, or 4.4% from December 31, 2008, due to general decreases in demand for housing, particularly in markets dependent upon resort communities and second home sales and the movement of lower quality loans out of the loan portfolio through charge-off, pay-off or foreclosure. Commercial loans decreased $103.2 million, or 12.1% from December 31, 2008. Management attributes the decrease to low loan demand resulting from the impact of current difficult economic conditions on borrowers in the Company’s market areas.
Investment Securities
Investment securities as of December 31, 2009, increased $374.0 million, or 34.9%, from December 31, 2008. Investment securities represented 20.3% of total assets at December 31, 2009 versus 16.2% at December 31, 2008. Beginning in third quarter 2009, the Company invested its excess liquidity, as represented by higher levels of federal funds sold, into investment securities maturing within thirty-six months. Management expects investment securities to continue to increase in future quarters as excess liquidity continues to be reinvested.

LIABILITIES

	At December 31,		Change
(Unaudited; $ in thousands)	2009	2008	Dollars	Percent
Non-interest bearing deposits	$1,026,584	$985,155	$41,429	4.2%
Interest bearing deposits	4,797,472	4,189,104	608,368	14.5%

Total deposits	5,824,056	5,174,259	649,797	12.6%
Federal funds purchased	—	30,625	(30,625)	-100.0%
Securities sold under repurchase agreements	474,141	525,501	(51,360)	-9.8%
Other borrowed funds	5,423	79,216	(73,793)	-93.2%
Long-term debt	73,353	84,148	(10,795)	-12.8%
Subordinated debentures held by subsidiary trusts	123,715	123,715	—	0.0%
Other liabilities	62,531	71,821	(9,290)	-12.9%

Total liabilities	$6,563,219	$6,089,285	$473,934	7.8%

Deposits
Total deposits increased $649.8 million, or 12.6%, to $5.8 billion as of December 31, 2009 from $5.2 billion as of December 31, 2008. All categories of deposits demonstrated growth during 2009 and there was a shift in the mix of deposits from interest-free deposits to higher costing savings and time deposits. Management attributes this organic deposit growth to ongoing business development in the Company’s market areas and increases in consumer savings. In addition, the Company participates in the Certificate of Deposit Account Registry Service, or CDARS, program, which allows it to provide competitive certificate of deposit products while maintaining FDIC insurance for customers with larger balances.
Securities Sold Under Repurchase Agreements, Other Borrowed Funds and Long-term Debt
Repurchase agreements decreased $51.4 million, or 9.8%, to $474.1 million as of December 31, 2009 from $525.5 million as of December 31, 2008, primarily due to fluctuations in the liquidity needs of customers and the introduction of full FDIC deposit insurance coverage for certain non-interest bearing transaction deposits under the Temporary Liquidity Guarantee, or TLG, Program.
Other borrowed funds decreased $73.8 million, or 93.2%, to $5.4 million as December 31, 2009 from $79.2 million as of December 31, 2008. The decrease was due to the scheduled repayments and maturities of short-term Federal Home Loan Bank borrowings.
Long-term debt decreased $10.8 million, or 12.8%, to $73.4 million as of December 31, 2009 from $84.1 million as of December 31, 2008, primarily as a result of scheduled debt repayments. The Company entered into two amendments to its syndicated credit agreement, each of which became effective in 2009. These amendments modified certain financial performance covenants and waived all covenant defaults existing under the original and amended terms of the agreement. As of December 31, 2009, the Company was in compliance with all existing and amended covenants.

STOCKHOLDERS’ EQUITY

	At December 31,		Change
(Unaudited, $ in thousands, except per share data)	2009	2008	Dollars	Percent
Preferred stockholders’ equity	$50,000	$50,000	$—	0.0%
Common stockholders’ equity	509,359	480,090	29,269	6.1%
Accumulated other comprehensive income, net	15,075	8,972	6,103	68.0%

Total stockholders’ equity	574,434	539,062	35,372	6.6%
Less goodwill and other intangibles	194,273	196,667	(2,394)	-1.2%
Less preferred stock	50,000	50,000	—	0.0%

Tangible common stockholders’ equity	$330,161	$292,395	$37,766	12.9%

Number of common shares outstanding	7,837,397	7,887,519	(50,122)	-0.6%

Book value per common share	$66.91	$62.00	$4.91	7.9%
Tangible book value per common share	$42.13	$37.07	$5.06	13.6%
Total stockholders’ equity and book value per common share as of December 31, 2009, increased $35.4 million and $4.91 per share, respectively, from December 31, 2008, due to the retention of earnings and increases in unrealized gains on available-for-sale investment securities. In addition the Company raised capital through its annual stock offering to employees and directors of the Company. The 2009 annual offering resulted in the issuance of 62,828 shares of common stock with an aggregate value of $3.8 million.
The Company paid aggregate cash dividends of $15.7 million to common shareholders and $3.4 million to preferred shareholders during 2009. In response to the current recession and uncertain market conditions, the Company implemented changes to its capital management practices to conserve capital. During each of the second, third and fourth quarters of 2009, the Company paid quarterly dividends of $0.45 per common share, a decrease of $0.20 per common share from quarterly dividends paid during 2008 and first quarter 2009. In addition, during 2009 the Company limited repurchases of common stock outside of its 401(k) retirement plan. During 2009, the Company repurchased 160,688 shares of common stock with an aggregate value of $11.1 million compared to repurchases of 333,393 shares of common stock with an aggregate value of $27.9 million during 2008. During second quarter 2009, the Company received notification that its application for participation in the TARP Capital Purchase Program was approved; however, the Company elected not to participate in this capital program.

Income Statement
REVENUE

	Three Months ended
	December 31,		Change
(Unaudited; $ in thousands)	2009	2008	Dollars	Percent
Interest income	$82,678	$86,814	$(4,136)	-4.8%
Interest expense:	19,094	27,305	(8,211)	-30.1%

Net interest income	63,584	59,509	4,075	6.8%
Provision for loan losses	13,500	20,036	(6,536)	-32.6%

Net interest income after provision for loan losses	$50,084	$39,473	$10,611	26.9%

Non-interest income:
Income from the origination and sale of loans	$5,246	$2,827	$2,419	85.6%
Other service charges, commissions and fees	7,124	6,874	250	3.6%
Service charges on deposit accounts	5,038	5,403	(365)	-6.8%
Wealth managment revenues	2,894	2,784	110	4.0%
Investment securities gains, net	11	15	(4)	-26.7%
Gain on sale of nonbank subsidiary	—	27,096	(27,096)	-100.0%
Technology services revenues	—	4,397	(4,397)	-100.0%
Other income	1,897	3,189	(1,292)	-40.5%

Total non-interest income	$22,210	$52,585	$(30,375)	-57.8%

	Twelve Months ended
	December 31,		Change
	2009	2008	Dollars	Percent
Interest Income	$328,034	$355,919	$(27,885)	-7.8%
Interest expense:	84,898	120,542	(35,644)	-29.6%

Net interest income	243,136	235,377	7,759	3.3%
Provision for loan losses	45,300	33,356	11,944	35.8%

Net interest income after provision for loan losses	$197,836	$202,021	$(4,185)	-2.1%

Non-interest income:
Income from the origination and sale of loans	$30,928	$12,290	$18,638	151.7%
Other service charges, commissions and fees	28,747	28,193	554	2.0%
Service charges on deposit accounts	20,323	20,712	(389)	-1.9%
Wealth managment revenues	10,821	12,352	(1,531)	-12.4%
Investment securities gains, net	137	101	36	35.6%
Gain on sale of nonbank subsidiary	—	27,096	(27,096)	-100.0%
Technology services revenues	—	17,699	(17,699)	-100.0%
Other income	9,734	10,154	(420)	-4.1%

Total non-interest income	$100,690	$128,597	$(27,907)	-21.7%

Net Interest Income
Net interest income, on a fully taxable equivalent, or FTE, basis, increased $3.9 million, or 6.4%, to $64.7 million for the three months ended December 31, 2009 compared to $60.8 million for the same period in 2008. Net interest income, on a FTE basis, increased $7.4 million, or 3.1%, to $248.0 million for the twelve months ended December 31, 2009 compared to $240.6 million for the same period in 2008.
Non-interest Income
Non-interest income decreased $30.4 million, or 57.8%, to $22.2 million for the three months ended December 31, 2009, as compared to $52.6 million for the same period in 2008. Non-interest income decreased $27.9 million, or 21.7%, to $100.7 million for the twelve months ended December 31, 2009, as compared to $128.6 million for the same period in 2008. These decreases are primarily due to a $27.1 million gain on the sale of i_Tech Corporation, a technology subsidiary sold on December 31, 2008, and the discontinuance of non-affiliate technology services revenues generated by i-Tech.
Decreases in non-interest income were offset by increases in income from the origination and sale of residential mortgage loans. Income from the origination and sale of residential mortgage loans increased $2.4 million, or 85.6%, to $5.2 million for the three months ended December 31, 2009, as compared to $2.8 million for the same period in 2008. Income from the origination and sale of loans increased $18.6 million, or 151.7%, to $30.9 million for the twelve months ended December 31, 2009, as compared to $12.3 million for the same period in 2008. Low market interest rates increased demand for residential mortgage loans, which the Company generally sells into the secondary market with servicing rights retained. In June 2009 long-term interest rates increased causing a slowdown in application activity associated with fixed rate secondary market loans. If long-term rates remain at their existing levels or increase, income from the origination and sale of loans is expected to decrease in future periods.

NON-INTEREST EXPENSE

	Three Months ended
	December 31,		Change
(Unaudited; $ in thousands)	2009	2008	Dollars	Percent
Non-interest expense:
Salaries, wages and employee benefits	$27,980	$28,288	$(308)	-1.1%
Occupancy, net	4,242	4,118	124	3.0%
Furniture and equipment	3,389	4,779	(1,390)	-29.1%
FDIC insurance premiums	2,389	1,099	1,290	117.4%
Outsourced technology services	2,279	1,130	1,149	101.7%
Mortgage servicing rights amortization	1,224	1,913	(689)	-36.0%
Other real estate owned expense, net of income	318	107	211	197.2%
Core deposit intangible amortization	531	641	(110)	-17.2%
Mortgage servicing rights impairment (recovery)	(255)	10,045	(10,300)	-102.5%
Other expenses	13,055	12,385	670	5.4%

Total non-interest expense	$55,152	$64,505	$(9,353)	-14.5%

	Twelve Months ended
	December 31,		Change
	2009	2008	Dollars	Percent
Non-interest expense:
Salaries, wages and employee benefits	$113,569	$114,024	$(455)	-0.4%
Occupancy, net	15,898	16,361	(463)	-2.8%
Furniture and equipment	12,405	18,880	(6,475)	-34.3%
FDIC insurance premiums	12,130	2,912	9,218	316.6%
Outsourced technology services	10,567	4,016	6,551	163.1%
Mortgage servicing rights amortization	7,568	5,918	1,650	27.9%
Mortgage servicing rights impairment (recovery)	(7,224)	10,940	(18,164)	-166.0%
Other real estate owned expense, net of income	6,397	215	6,182	2875.3%
Core deposit intangible amortization	2,131	2,503	(372)	-14.9%
Other expenses	44,269	46,772	(2,503)	-5.4%

Total non-interest expense	$217,710	$222,541	$(4,831)	-2.2%

Non-interest expense decreased $9.4 million, or 14.5%, to $55.2 million for the three months ended December 31, 2009, as compared to $64.5 million for the same period in 2008. Non-interest expense decreased $4.8 million, or 2.2%, to $217.7 million for the twelve months ended December 31, 2009, as compared to $222.5 million for the same period in 2008.
FDIC insurance premiums increased $1.3 million for the three months ended December 31, 2009 and $9.2 million for the twelve months ended December 31, 2009 from the same periods in 2008. During 2009, the FDIC increased assessment rates and levied a special assessment applicable to all insured depository institutions. Increases in deposit insurance expense were due to increases in fee assessment rates and the special assessment of $3.1 million. The increases were also partly related to the additional 10 basis point per annum assessment paid on covered transaction accounts exceeding $250,000 under the deposit insurance coverage guarantee program and the full utilization of available credits to offset assessments during the first nine months of 2008. We expect FDIC insurance premiums to remain at these higher levels for the foreseeable future.
Mortgage servicing rights are amortized in proportion to and over the period of estimated net servicing income. Changes in estimated servicing period and growth in the serviced loan portfolio cause amortization expense to vary between periods. Mortgage servicing rights amortization decreased $689,000, or 36.0%, to $1.2 million for the three months ended December 31, 2009, as compared to $1.9 million for the same period in 2008. Mortgage servicing rights amortization increased $1.7 million, or 27.9%, to $7.6 million for the twelve months ended December 31, 2009, as compared to $5.9 million for the same period in 2008.

Mortgage servicing rights are evaluated quarterly for impairment based on the fair value of the mortgage servicing rights. The fair value of mortgage servicing rights is estimated by discounting the expected future cash flows, taking into consideration the estimated level of prepayments based on current industry expectations and the predominant risk characteristics of the underlying loans. During a period of declining interest rates, the fair value of mortgage servicing rights is expected to decline due to anticipated prepayments within the portfolio. Alternatively, during a period of rising interest rates, the fair value of mortgage servicing rights is expected to increase because prepayments of the underlying loans would be anticipated to decline. Impairment adjustments are recorded through a valuation allowance. The valuation allowance is adjusted for changes in impairment through a charge to current period earnings. During the three and twelve months ended December 31, 2009, we reversed previously recorded impairment of $255,000 and $7.2 million, respectively, compared to recording additional impairment of $10.0 million and $10.9 million for the same periods in 2008.
Asset Quality
ASSET QUALITY

	At December 31,
(Unaudited; $ in thousands)	2009	2008
Allowance for loan losses — beginning of year	$87,316	$52,355
Allowance of acquired banking offices	—	14,463
Charge-offs	(31,978)	(14,695)
Recoveries	2,392	1,837
Provision	45,300	33,356

Allowance for loan losses — end of year	$103,030	$87,316

Period end loans	$4,528,004	$4,772,813
Average loans	4,660,189	4,527,987
Non-performing loans:
Nonaccrual loans	115,030	85,632
Accruing loans past due 90 days or more	4,965	3,828
Restructured loans	4,683	1,462

Total non-performing loans	124,678	90,922
Other real estate owned	38,400	6,025

Total non-performing assets	$163,078	$96,947

Net charge-offs to average loans	0.63%	0.28%
Allowance for loan losses to period end loans	2.28%	1.83%
Allowance for loan losses to total non-performing loans	82.64%	96.03%
Non-performing loans to period end loans	2.75%	1.90%
Non-performing assets to period end loans and other real estate owned	3.57%	2.03%
Non-performing assets to total assets	2.28%	1.46%
The Company recorded provision for loan losses of $13.5 million for the fourth quarter of 2009, bringing the year-to-date amount to $45.3 million as compared to provisions of $33.4 million for 2008. The allowance for loan losses as a percent of total loans increased to 2.28% as of December 31, 2009 compared to 1.83% as of December 31, 2008. The increase in the allowance for loan losses as a percentage of total loans was primarily attributable to additional reserves recorded based on the estimated effects of current economic conditions on our loan portfolio and increases in past due, non-performing and internally risk classified loans.

Nonperforming assets were 3.57% of total loans and other real estate owned as of December 31, 2009 compared to 2.03% as of December 31, 2008. Total non-performing assets increased $66.1 million, or 68.2%, to $163.1 million as of December 31, 2009, from $96.9 million as of December 31, 2008. This increase in non-performing assets is attributable to general declines in markets dependent upon resort communities and second home sales and declines in real estate prices. In addition, increasing unemployment has negatively impacted the credit performance of commercial and real estate related loans. This market turmoil has led to increased levels of delinquency, a lack of consumer confidence, increased market volatility and a widespread reduction of general business activities in our market areas. The continuing impact of the current difficult economic conditions and rising unemployment levels in the Company’s market areas is expected to further increase non-performing loans in future quarters.
Net loan charge-offs increased to 0.63% of average loans during 2009 compared to 0.28% during 2008. Additionally, during 2009, losses of $6 million were recorded for other real estate owned, $4 million of which related to a decline in the market value of one residential real estate development property.
Following is a summary of the Company’s credit quality trends since the start of 2008.
CREDIT QUALITY TRENDS

			Allowance	Loans
	Provision for	Net	for	30 - 89 Days	Non-Performing	Non-Performing
(Unaudited; $ in thousands)	Loan Losses	Charge-offs	Loan Losses	Past Due	Loans	Assets
Q1 2008	$2,363	$766	$68,415	$55,532	$58,047	$58,921
Q2 2008	5,321	1,086	72,650	81,571	92,403	95,108
Q3 2008	5,636	1,192	77,094	58,085	89,800	92,971
Q4 2008	20,036	9,814	87,316	92,180	90,922	96,947
Q1 2009	9,600	4,693	92,223	98,980	103,653	122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Capital
CAPITAL RATIOS

	At December 31,
(Unaudited)	2009	2008
Tangible common equity to tangible assets	4.79%	4.58%
Tier 1 common capital to total risk weighted assets	6.43%	5.35%
Leverage ratio	7.30%	7.13%
Tier 1 risk-based capital	9.74%	8.57%
Total risk-based capital	11.68%	10.49%
The Company exceeds “well capitalized” requirements under all regulatory capital guidelines.
Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this earnings release contains the following non-GAAP financial measures that the Company believes are meaningful measures of capital adequacy: tangible stockholders’ equity, tangible book value per common share and tangible common equity to tangible assets. Tangible stockholders’ equity is calculated as total stockholders’ equity less preferred stock, goodwill and other intangible assets (excluding mortgage servicing rights). Tangible assets are total assets less goodwill and other intangible assets (excluding mortgage servicing assets). Tangible book value per common share is calculated as tangible stockholders’ equity divided by common shares outstanding. Tangible common equity to tangible assets is calculated as tangible stockholders’ equity divided by tangible assets.

A table showing the reconciliation from ending stockholders’ equity (GAAP) to ending tangible common stockholders’ equity (non-GAAP) is included under the caption “Stockholders’ Equity” herein. The following table reconciles ending assets (GAAP) to ending tangible assets (non-GAAP).

	At December 31,
(Unaudited; $ in thousands)	2009	2008
Total assets	$7,137,653	$6,628,347
Less goodwill and other intangibles	(194,273)	(196,667)
Less preferred stock	(50,000)	(50,000)

Tangible assets	$6,893,380	$6,381,680

Tangible common stockholders’ equity	$330,161	$292,395

Tangible common stockholders’ equity to tangible assets	4.79%	4.58%
Subsequent Events
On January 15, 2010, the Company filed a registration statement with the Securities and Exchange Commission for a proposed public offering of shares of Class A common stock.

Consolidated Balance Sheets

	At December 31,
(Unaudited, $ in thousands)	2009	2008
Assets
Cash and due from banks	$213,029	$205,070
Federal funds sold	11,474	107,502
Interest bearing deposits in banks	398,979	1,458

Total cash and cash equivalents	623,482	314,030

Investment securities:
Available-for-sale	1,316,429	961,914
Held-to-maturity (estimated fair values of $130,855 and $109,809 at December 31, 2009 and 2008, respectively)	129,851	110,362

Total investment securities	1,446,280	1,072,276

Loans	4,528,004	4,772,813
Less allowance for loan losses	103,030	87,316

Net loans	4,424,974	4,685,497

Premises and equipment, net	196,307	177,799
Goodwill	183,673	183,673
Company owned life insurance	71,374	69,515
Other real estate owned	38,400	6,025
Accrued interest receivable	37,123	38,694
Mortgage servicing rights, net of accumulated amortization and impairment reserve	17,325	11,002
Core deposit intangibles, net of accumulated amortization	10,551	12,682
Net deferred tax asset	—	7,401
Other assets	88,164	49,753

Total assets	$7,137,653	$6,628,347

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,026,584	$985,155
Interest bearing	4,797,472	4,189,104

Total deposits	5,824,056	5,174,259

Federal funds purchased	—	30,625
Securities sold under repurchase agreements	474,141	525,501
Accounts payable and accrued expenses	44,946	51,290
Accrued interest payable	17,585	20,531
Other borrowed funds	5,423	79,216
Long-term debt	73,353	84,148
Subordinated debentures held by subsidiary trusts	123,715	123,715

Total liabilities	6,563,219	6,089,285

Stockholders’ equity:
Nonvoting noncumulative preferred stock without par value; authorized 100,000 shares; issued and outstanding 5,000 shares as of December 31, 2009 and December 31, 2008	50,000	50,000
Common stock without par value; authorized 20,000,000 shares; issued and outstanding 7,837,397 shares and 7,887,519 shares as of December 31, 2009 and 2008, respectively	112,135	117,613
Retained earnings	397,224	362,477
Accumulated other comprehensive income, net	15,075	8,972

Total stockholders’ equity	574,434	539,062

Total liabilities and stockholders’ equity	$7,137,653	$6,628,347

Consolidated Statements of Income

	Three Months ended		Twelve Months ended
	December 31,		December 31,
(Unaudited, $ in thousands, except per share data)	2009	2008	2009	2008
Interest income:
Interest and fees on loans	$69,877	$74,591	$279,985	$305,152
Interest and dividends on investment securities:
Taxable	11,327	10,650	41,978	43,583
Exempt from federal taxes	1,213	1,445	5,298	5,913
Interest on deposits in banks	228	12	520	191
Interest on federal funds sold	33	116	253	1,080

Total interest income	82,678	86,814	328,034	355,919

Interest expense:
Interest on deposits	16,587	22,518	73,226	96,863
Interest on federal funds purchased	—	63	20	1,389
Interest on securities sold under repurchase agreements	179	841	776	7,694
Interest on other borrowed funds	2	646	1,347	1,741
Interest on long-term debt	850	1,142	3,249	4,578
Interest on subordinated debentures held by subsidiary trusts	1,476	2,095	6,280	8,277

Total interest expense	19,094	27,305	84,898	120,542

Net interest income	63,584	59,509	243,136	235,377
Provision for loan losses	13,500	20,036	45,300	33,356

Net interest income after provision for loan losses	50,084	39,473	197,836	202,021

Non-interest income:
Income from the origination and sale of loans	5,246	2,827	30,928	12,290
Other service charges, commissions and fees	7,124	6,874	28,747	28,193
Service charges on deposit accounts	5,038	5,403	20,323	20,712
Wealth managment revenues	2,894	2,784	10,821	12,352
Investment securities gains, net	11	15	137	101
Gain on sale of nonbank subsidiary	—	27,096	—	27,096
Technology services revenues	—	4,397	—	17,699
Other income	1,897	3,189	9,734	10,154

Total non-interest income	22,210	52,585	100,690	128,597

Non-interest expense:
Salaries, wages and employee benefits	27,980	28,288	113,569	114,024
Occupancy, net	4,242	4,118	15,898	16,361
Furniture and equipment	3,389	4,779	12,405	18,880
FDIC insurance premiums	2,389	1,099	12,130	2,912
Outsourced technology services	2,279	1,130	10,567	4,016
Mortgage servicing rights amortization	1,224	1,913	7,568	5,918
Mortgage servicing rights impairment (recovery)	(255)	10,045	(7,224)	10,940
Other real estate owned expense, net of income	318	107	6,397	215
Core deposit intangibles amortization	531	641	2,131	2,503
Other expenses	13,055	12,385	44,269	46,772

Total non-interest expense	55,152	64,505	217,710	222,541

Income before income tax expense	17,142	27,553	80,816	108,077
Income tax expense	5,621	9,501	26,953	37,429

Net income	11,521	18,052	53,863	70,648
Preferred stock dividends	863	863	3,422	3,347

Net income available to common shareholders	$10,658	$17,189	$50,441	$67,301

Basic earnings per common share	$1.36	$2.17	$6.44	$8.55
Diluted earnings per common share	$1.35	$2.13	$6.37	$8.38

Average Balance Sheets
(Unaudited, $ in thousands)

	For the three months ended December 31,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans (1)(2)	$4,561,237	$70,325	6.12%	$4,734,767	$75,060	6.29%
Investment securities (2)	1,374,162	13,240	3.82	1,050,101	12,930	4.89
Interest bearing deposits in banks	357,974	229	0.25	1,447	12	3.29
Federal funds sold	42,866	33	0.31	75,850	116	0.61

Total interest earnings assets	6,336,239	83,827	5.25	5,862,165	88,118	5.96
Non-earning assets	698,022			688,155

Total assets	$7,034,261			$6,550,320

Interest bearing liabilities:
Demand deposits	1,103,095	755	0.27%	1,046,587	2,101	0.80%
Savings deposits	1,400,337	2,387	0.68	1,213,862	3,870	1.26
Time deposits	2,222,716	13,445	2.40	1,882,777	16,547	3.49
Repurchase agreements	459,029	179	0.15	545,983	841	0.61
Borrowings (3)	5,889	2	0.13	110,909	709	2.54
Long-term debt	76,139	850	4.43	83,715	1,142	5.41
Subordinated debentures held by by subsidiary trusts	123,715	1,476	4.74	123,327	2,095	6.72

Total interest bearing liabilities	5,390,920	19,094	1.41	5,007,160	27,305	2.16
Non-interest bearing deposits	1,004,191			957,623
Other non-interest bearing liabilities	65,172			58,850
Stockholders’ equity	573,978			526,687

Total liabilities and stockholders’ equity	$7,034,261			$6,550,320

Net FTE interest income		$64,733			$60,813
Less FTE adjustments (2)		(1,149)			(1,304)

Net interest income from consolidated statements of income		$63,584			$59,509

Interest rate spread			3.84%			3.80%

Net FTE interest margin (4)			4.05%			4.12%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Average Balance Sheets (Continued)
(Unaudited, $ in thousands)

	For the twelve months ended December 31,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans (1)(2)	$4,660,189	$281,799	6.05%	$4,527,987	$306,976	6.78%
Investment securities	1,152,561	50,335	4.37	1,076,744	52,932	4.92
Interest bearing deposits in banks	199,316	520	0.26	5,946	191	3.21
Federal funds sold	105,423	253	0.24	55,205	1,080	1.96

Total interest earnings assets	6,117,489	332,907	5.44	5,665,882	361,179	6.37
Non-earning assets	687,110			667,206

Total assets	$6,804,599			$6,333,088

Interest bearing liabilities:
Demand deposits	1,083,054	4,068	0.38%	1,120,807	12,966	1.16%
Savings deposits	1,321,625	10,033	0.76	1,144,553	18,454	1.61
Time deposits	2,129,313	59,125	2.78	1,688,859	65,443	3.87
Repurcahse agreements	422,713	776	0.18	537,267	7,694	1.43
Borrowings (3)	56,817	1,367	2.41	126,690	3,129	2.47
Long-term debt	79,812	3,249	4.07	86,909	4,579	5.27
Subordinated debentures held by by subsidiary trusts	123,715	6,280	5.08	123,327	8,277	6.71

Total interest bearing liabilities	5,217,049	84,898	1.63	4,828,412	120,542	2.50
Non-interest bearing deposits	965,226			940,968
Other non-interest bearing liabilities	67,061			58,173
Stockholders’ equity	555,263			505,535

Total liabilities and stockholders’ equity	$6,804,599			$6,333,088

Net FTE interest income		$248,009			$240,637
Less FTE adjustments (2)		(4,873)			(5,260)

Net interest income from consolidated statements of income		$243,136			$235,377

Interest rate spread			3.81%			3.87%

Net FTE interest margin (4)			4.05%			4.25%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

About First Interstate BancSystem, Inc.
First Interstate Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through the First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout our market areas.
Cautionary Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this news release:
•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of our allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow our business;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on our management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support our bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel II capital standards;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our common stock;

•	voting control;

•	dilution as a result of future equity issuances;

•	anti-takeover provisions; and

•	subordination of common stock to company debt.

A more detailed discussion of each of the foregoing risks is included in our periodic and current reports filed with the Securities and Exchange Commission and will be contained in our Annual Report on Form 10-K for the year ended December 31, 2009. These factors and the other risk factors described in our periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Investors and others are encouraged to read the more detailed discussion of our risks contained in our most recently filed Forms 10-K and 10-Q, which discussion in incorporated herein by reference.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
First Interstate BancSystem, Inc.
P.O. Box 30918       Billings, Montana 59116       (406) 255-5390
www.firstinterstatebank.com